AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 8th day of December, 2011, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Advisors Series Trust:

Exhibit BB, the Scharf Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Scharf – 12/2011

Exhibit BB to the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series	Date Added
Scharf Fund	On or after December 8, 2011

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at December, 2011

Annual Service Charges to the Fund*
▪ Base Fee Per CUSIP	$[ ] /year
▪ NSCC Level 3 Accounts	$[ ] /open account
▪ No-Load Fund Accounts	$[ ] /open account
▪ Load Fund Accounts	$[ ] /open account
▪ Closed Accounts	$[ ] /closed account

Services Included in Annual Base Fee Per CUSIP
▪ DST NSCC Charge

Activity Charges
▪ Manual Shareholder Transaction & Correspondence	$[ ] /event
▪ Omnibus Account Transaction	$[ ] /transaction
▪ Telephone Calls	$[ ] /minute
▪ Voice Response Calls	$[ ] /call
▪ Daily Valuation/Manual 401k Trade	$[ ] /trade

CUSIP Setup Charge
▪    $[  ] / CUSIP

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor email services, dealer reclaim services, shareholder performance statements, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Jumbo pricing, Same Day Cash Management, Real Time Cash Flow, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solutions (eConnect), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the 8 (eight) fee schedules on this Exhibit BB.

Scharf Investments, LLC

By: /s/ Jason Marcus

Printed Name: Jason Marcus

Title: COO/CCO	Date: 12/13/11

Scharf – 12/2011

Exhibit BB (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at December, 2011

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪  FAN Web Premium (Fund Groups over [  ] open accounts)
−   Implementation - $[  ]/fund group – includes up to [  ] hours of technical/BSA support
−   Annual Base Fee - $[  ] /year
▪  FAN Web Select (Fund Groups under [  ] open accounts)
−   Implementation - $[  ] /fund group – includes up to [  ] hours of technical/BSA support
−   Annual Base Fee - $[  ] /year
▪  FAN Web Direct (API) – Quoted Separately
▪  Customization - $[  ] /hour
▪  Activity (Session) Fees:
−   Inquiry - $[  ] /event
−   Account Maintenance - $[  ] /event
−   Transaction – financial transactions, reorder statements, etc. - $[  ] /event
−   New Account Setup - $[  ] /event (Not available with FAN Web Select)
▪  Strong Authentication:
−   $[  ] /month per active FAN Web ID (Any ID that has had activity within the [  ]-day period prior to the billing cycle)

FAN Web Mobile
Access to account information and transaction capabilities through mobile internet devices.  Shareholders can access portfolio summary, account balances, account history, and conduct financial transaction requests such as purchases, redemptions, and exchanges.
▪  Initial Implementation Site Setup Fee - $[  ]
▪  Monthly Base Fee - $[  ]
▪  Transaction Fees:
-   Inquiry - $[  ] /event
-   Maintenance - $[  ] /event
-   Transaction - $[  ] /event
-   New Account Establishment Setup - $[  ] /event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪  Base Fee Per Management Company – file generation and delivery - $[  ] /year
▪  Per Record Charge
−   Rep/Branch/ID - $[  ]
−   Dealer - $[  ]
▪  Price Files - $[  ] /record or $[  ] /user per month, whichever is less

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪  Inquiry Only
−   Inquiry - $[  ] /event
−   Per broker ID - $[  ]/month per ID
▪  Transaction Processing
−   Implementation - $[  ] /management company
−   Transaction – purchase, redeem, exchange, literature order - $[  ] /event
−   New Account Setup – $[  ] /event
Monthly Minimum Charge - $[  ]/month

Scharf – 12/2011

Exhibit BB (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at December, 2011

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪  Implementation Fees
−   Develop eBusiness Solutions Software - $[  ]/fund group
−   Code Print Software - $[  ]/fund group
▪  Load charges
−   $[  ] /image
▪  Archive charge (for any image stored beyond [  ] years)
−           $[  ] /document

*Normal Vision ID and activity charges also apply.

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪  Report Source
-           Setup: $[  ] (Includes access to Fund Source)
-           Service: $[  ] /user per month
▪  BDS – Statement Storage & Retrieval
-           Setup: $[  ] /user
-           Service: $[  ] /user per month
▪  Custom Electronic File Exchange (PowerSelect File Development)
-   Setup: $[  ] /request (Includes up to [  ] hours of programming. If beyond, additional time will be $[  ] / hour consultation and development.)
-   Service: $[  ] /file per month
▪  Mail File (DDS mailbox in which clients can pull information): $[  ] /file setup
▪  TIP File Setup
-           Setup & Delivery of Standard TIP Files: $[  ] /request (Unlimited files per request)
-           Custom TIP File Development: $[  ] /request (Includes up to [  ] hours of programming. If beyond, additional time will be $[  ] /hour consultation and development.)

Client Dedicated Line Data Access
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪ $[  ] /year per workstation for TA2000 AWD access
▪ Data communications setup and monthly charges based upon location and bandwidth
▪ Training billed at hourly rates plus out-of-pocket expenses

Programming Charges
▪  $[  ] /hour
▪  Charges incurred for customized services based upon fund family requirements including but not limited to:
-   Fund setup programming (transfer agent system, statements, options, etc.) – estimate [  ] hours per CUSIP
-   Conversion programming
-   Customized service development
-   Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at [  ] hours per fund family
-   All other client specific customization and/or development services

Transfer Agent Training Services
▪  On-site at USBFS - $[  ] /day
▪  At Client Location - $[  ] /day plus travel and out-of-pocket expenses if required

Scharf – 12/2011

Exhibit BB (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at December, 2011

Short-Term Trader
Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪  [  ] days or less: $[  ]/open account
▪  [  ]- [  ] days: $[  ]/open account
▪  [  ]- [  ] days: $[  ]/open account
▪  [  ] days – [  ] year: $[  ] /open account
▪  [  ] year – [  ] years: $[  ]/open account

Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
▪  $[  ] /direct open account per year

Excessive Trader
Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪  $[  ] setup /fund group of [  ] funds, $[  ] setup /fund group of over [  ] funds
▪  $[  ] /account per year

12b-1 Distribution Fee Aging
Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[  ] per open account per year.

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪  $[  ] etup /fund group
▪  $[  ] /month administration
▪  $[  ]/received email correspondence

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪  $[  ]/fund group per month

Shareholder Performance Statements
We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪  Setup - $[  ]/fund group
▪  Annual Fee - $[  ]/open and closed account

Literature Fulfillment Services*
▪  Account Management
−   $[  ]/month (account management, lead reporting and database administration)
▪  Out-of-Pocket Expenses
−   Kit and order processing expenses, postage, and printing
▪  Inbound Teleservicing Only
−   Account Management - $[  ] /month
−   Call Servicing - $[  ]/minute
▪  Lead Conversion Reporting (Closed Loop)
−   Account Management  - $[  ] /month
−   Database Installation, Setup - $[  ]/fund group
−   Specialized Programming - (Separate Quote)*

*Fees exclude postage and printing charges.

Scharf – 12/2011

Exhibit BB (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE at December, 2011

FAF Money Market Fund Service Organizations
▪  $[  ]/money market share class per year
▪  Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees
▪  $[  ]/qualified plan account or Coverdell ESA account (Cap at $[  ]/SSN)
▪  $[  ]/transfer to successor trustee
▪  $[  ]/participant distribution (Excluding SWPs)
▪  $[  ]/refund of excess contribution
▪  $[  ]/reconversion/recharacterization

Additional Shareholder Paid Fees
▪  $[  ]/outgoing wire transfer or overnight delivery
▪  $[  ]/telephone exchange
▪  $[  ]/return check or ACH or stop payment
▪  $[  ]/research request per account (Cap at $[  ]/request) (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing
Services to support the setup and processing of physical certificated shares for a fund family:
▪  $[  ] setup/fund group
▪  $[  ] /certificate transaction

Same Day Cash Management
▪  Setup: $[  ] (Access via Internet VPN)
▪  Service: $[  ] /user per month

Real Time Cash Flow
▪  Implementation (one time charge) & Recurring Charges (monthly)
-   [  ] Users –  $[  ]
-   [  ] Users – $[  ]
-   [  ] Users – $[  ]
-   [  ] Users – $[  ]
-   [  ] Users – $[  ]
-   [  ] Users – $[  ]
▪  Training
-   WebEx - $[  ] /user
-   On Site at USBFS - $[  ]/day
-   At Client Location - $[  ]/day plus travel and out-of-pocket expenses if required
▪ Real Time Data Feeds
-   Implementation (per feed) - $[  ] /hour ([  ] hour estimate)

Recurring (per feed) - $[  ] /month

Expedited CUSIP Setup
-          $[  ] /CUSIP (Less than [  ] days)

Scharf – 12/2011

Exhibit BB (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

MARS SALES REPORTING & COMPLIANCE SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at December, 2011

System Implementation Cost
▪  $[  ] - MARS Base 22c-2 Compliance Only
▪  $[  ] - MARS Base Sales and Asset Reporting Module & MARS Base Core CRM Module
▪  $[  ] /hour – Software or report customization

Monthly Service Fee
▪  $[  ] – Standard monthly service fee

Monthly Base Module Fees (Per user)
▪  $[  ] – MARS Base 22c-2 Compliance Module
−   22c-2 Rules definition, workflow process management, data request manager, account, and transactions
▪  $[  ] – MARS Base Sales and Asset Reporting Module
−   Data cleaning, and sales & asset reports with sales views
▪  $[  ] – MARS Base Core CRM Module
−   Firm, branch, rep profiles, activity management, calendar, tickler, security & administration, and rep import

Optional Services (Monthly per user unless otherwise noted)
▪  $[  ] – Channel/territory manager (included in base fee for CRM Module)
▪  $[  ] – Customer/account module
▪  $[  ] – MARS omnibus reconciliation manager
▪  $[  ] – Supermarket platform reporting module
▪  $[  ]– Data quality module (only one license needed)
▪  $[  ] – Handheld module
▪  $[  ]– Handheld implementation (one time only)
▪  $[  ] – Mapping integration module
▪  $[  ] – Multiple Windows Module (only one license needed)
▪  $[  ] – Document Management Module (only one license needed)
▪  $[  ] – Profiling Module (only one license needed)

Discovery-RIATM Database Integration
▪  Discovery-RIATM Implementation:  $[  ]– One-time setup fee
▪  Discovery-RIATM Integration:  $[  ]– Monthly fee

MARS Training
▪  WebEx - $500 /user
▪  On Site at USBFS - $[  ]/day
▪  At Client Location - $[  ]/day plus travel and out-of-pocket expenses if required

Enhanced Support Services (Monthly fee)
▪  $[  ]- $[  ]– Basic support components, data scrubbing (cleaning of firm, branch, and rep information), database query requests, compliance report monitoring/review/analysis, compliance workflow assistance, and business requirements analysis.

NSCC SDR Fees
▪  Line maintenance fee $[  ] /month
▪  Line use fee $[  ]/hour
▪  Transaction fee $[  ]/[  ] records

Scharf – 12/2011

Exhibit BB (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

INFORMA ELECTRONIC SHAREHOLDER STATEMENT SERVICES FEE SCHEDULE at December, 2011

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪  Document Loading, Storage, and Access - $[  ] /statement
▪  Document Consent Processing, Suppression, and Notification - $[  ] /suppressed statement
▪  Development & Implementation of Electronic Confirm Statements - $[  ] initial setup fee

Note: Quarterly minimum fee of $[  ].

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪  Document Loading, Storage, and Access - $[  ] /statement
▪  Document Consent Processing, Suppression, and Notification - $[  ] /suppressed statement
▪  Development & Implementation of Electronic Investor Statements - $[  ] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪  Document Loading, Storage, and Access - $[  ] /statement
▪  Document Consent Processing, Suppression, and Notification - $[  ] /suppressed statement
▪  Development & Implementation of Electronic Tax Statements - $[  ] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪  Document Loading, Storage, and Access
▪  Document Consent Processing, Suppression, and Notification - $[  ] /suppressed statement
▪  Development & Implementation of Electronic Compliance Documents - $[  ] nitial setup fee

Note: Annual compliance minimum fee of $[  ].

FAN Web Transaction Fees
▪  View Consent Enrollment - $[  ]/transaction
▪  Consent Enrollment - $[  ]/transaction
▪  View Statements - $[  ]/view

Notes:
All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for 90 days based on the following conditions:

▪  Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary  DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.
▪  Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.
▪  Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.
▪  Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
▪  Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements. $[  ] per hour.

Scharf – 12/2011

Exhibit BB (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

eCONNECT PLATFORM SERVICE FEE SCHEDULE at December, 2011

eCONNECT is a Web-based platform featuring global content management, product distribution services, and digital print-on-demand technology. eCONNECT is accessible from any desktop, laptop, or mobile device so you can quickly and efficiently find, use, manage, and disseminate the information you need to maintain client relationships.

System Implementation Cost
▪  $[  ] – Implementation of Literature Fulfillment Management System, Online Fulfillment System
-   Setup client rules, operating standards, email alerts, and inventory
-   Physical inventory conversion to USBFS platform

Monthly Service Fee
▪  $[  ] – Standard monthly service fee
▪  Portals are defined by a unique point of entry, navigation, and business rules

1-To-1 Electronic Marketing Delivery Fee Per Month
▪  $[  ] – Up to [  ]
▪  $[  ] – Up to [  ]
▪  $[  ] – Up to [  ]
▪  $[  ] – Up to [  ]
▪  $[  ] – Up to [  ]
▪  $[  ] – Up to [  ]
▪  $[  ] – Up to [  ]

Email Marketing (Message & Setup Fee Per Campaign)
▪  $[  ] – Up to [  ]
▪  $[  ] – Up to [  ]
▪  $[  ] – Up to [  ]
▪  $[  ] – Up to [  ]
▪  $[  ] – Per [  ] over [  ]

eConnect Training
▪  WebEx - $[  ] /user
▪  On Site at USBFS - $[  ] /day
▪  At Client Location - $[  ] /day plus travel and out-of-pocket expenses if required

Scharf – 12/2011